                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            VITA FOOD PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            VITA FOOD PRODUCTS, INC.
                              2222 WEST LAKE STREET
                             CHICAGO, ILLINOIS 60612

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Vita Food Products, Inc.

         The Annual Meeting (the "MEETING") of Stockholders of Vita Food Products, Inc., a Nevada corporation (the "COMPANY"), will be held on May 16, 2002 at 9:00 a.m., local time, at Bank One, Bank One Plaza, 57th Floor, Chicago, Illinois 60670 for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect nine (9) directors to serve until the next annual meeting of stockholders or until later successors are elected and qualified.

         2. To ratify the selection by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for 2002.

         3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Stockholders of record of the Company's Common Stock at the close of business on March 29, 2002, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof, also as more fully described in the Proxy Statement.

         All stockholders are cordially invited to attend the Meeting. Those who cannot are urged to sign, date and otherwise complete the enclosed proxy and return it in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                            For the Board of Directors,


                                            Stephen D. Rubin
                                            Chairman of the Board

Chicago, Illinois
April 8, 2002

                            VITA FOOD PRODUCTS, INC.
                              2222 WEST LAKE STREET
                             CHICAGO, ILLINOIS 60612

                                 ---------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 16, 2002

         The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Vita Food Products, Inc., a Nevada corporation (the "COMPANY"), to be held on May 16, 2002, and any adjournments thereof (the "MEETING"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about April 11, 2002.

                               GENERAL INFORMATION

SOLICITATION OF PROXIES

         A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy solicitation material to beneficial owners of the Company's Common Stock.

AUTHORITY CONFERRED BY PROXIES

         The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted: (1) FOR the election of all nominee directors specified herein; and (2) FOR the ratification of the selection of BDO Seidman, LLP as independent certified public accountants. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and are officers of the Company.

REVOCABILITY OF PROXIES

         Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or
(iii) attendance at the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

VOTING SECURITIES AND RECORD DATE

         The Company's voting securities consist of one class of Common Stock, par value $0.01 per share (the "COMMON STOCK"), and one class of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"). The Company had 3,729,683 outstanding shares of Common Stock and no shares of Preferred Stock outstanding as of the close of business on March 29, 2002 (the "RECORD DATE"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either in person or by proxy, will constitute a quorum.

         Directors are elected by a plurality vote of shares present at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote "against" the proposal except for director elections, with respect to which abstentions and broker non-votes will have no effect.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information, as of February 28, 2002, with respect to each executive officer or director of the Company.


NAME                                                   AGE                             TITLE
----                                                   ---                             -----
Stephen D. Rubin.................................      62     President and Chairman of the Board
Clark L. Feldman.................................      67     Executive Vice President, Secretary, and Director
Clifford K. Bolen................................      44     Vice President and Chief Financial Officer
Terry W. Hess....................................      44     Chief Executive Officer of Virginia Honey, and Director
Michael Horn.....................................      65     Director
Neal Jansen......................................      64     Director
Steven A. Rothstein..............................      50     Director
Jeffrey C. Rubenstein............................      60     Director
John C. Seramur..................................      59     Director
Joel D. Spungin..................................      64     Director


         The following biographical information is provided, as of February 28, 2002, with respect to each person named in the management table, other than the director nominees for election.

         CLIFFORD K. BOLEN became Vice President and Chief Financial Officer of the Company in November 2000, and is responsible for all financial matters for the Company. Over the last seven years, Mr. Bolen was Vice President of Operations for The Northwestern Corp, a leading manufacturer of vending machines, and Vice President of Gummed Papers of America L.P., a wholesale distributor of label paper products. Previously, Mr. Bolen has had six years of executive management as CFO and Controller for manufacturing, food processing, real estate syndication and management, and wholesale distribution firms. In addition, Mr. Bolen has eight years of public accounting experience and received his CPA certification in 1987. Mr. Bolen has a B.S. in management from the Illinois Institute of Technology and a M.B.A. from The University of Chicago.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth information as of February 28, 2002, with respect to the beneficial ownership of the Company's outstanding shares of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director, and each Named Executive Officer (as defined under "Compensation of Executive Officers") and all the directors and executive officers of the Company as a group.

                                                SHARES BENEFICIALLY OWNED
                                              ------------------------------
NAME OF BENEFICIAL OWNER (1)                    NUMBER(2)          PERCENT
                                              -----------        -----------
Stephen D. Rubin.............................  1,225,742             32.9%
Clark L. Feldman.............................    648,603             17.4
Sam Gorenstein (3) ..........................    511,207             13.7
J.B.F. Enterprises (4) ......................    484,783             13.0
James Rubin (5) .............................    282,870              7.6
Jeffrey C. Rubenstein (6) ...................    112,739              3.0
John C. Seramur (7) .........................     57,500              1.5
Neal Jansen (8) .............................     29,500              *
Michael Horn (9) ............................     18,500              *
Steven A. Rothstein (10) ....................     16,500              *
Joel D. Spungin (11) ........................     13,000              *
Terry W. Hess (12) ..........................      7,870              *
Clifford K. Bolen (13) ......................      6,000              *

All directors and executive officers as a
    group (10 persons) (14) .................  2,135,954             56.0%

*    Less than 1% of the outstanding shares of Common Stock

(1) The address of each of the executive officers and directors, unless noted otherwise in the footnotes, is c/o Vita Food Products, Inc., 2222 West Lake Street, Chicago, Illinois 60612.

(2) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition.

(3) Includes 484,783 shares of Common Stock held by J.B.F. Enterprises, an Illinois general partnership ("J.B.F."), which are also listed as being beneficially owned by J.B.F. Mr. Sam Gorenstein and his brother, David Gorenstein, are general partners of J.B.F. The address of Mr. Sam Gorenstein is 6770 North Lincoln Avenue, Suite 200, Lincolnwood, Illinois 60046.

(4) Mr. Sam Gorenstein and Mr. David Gorenstein, the brother of Mr. Sam Gorenstein, are partners of J.B.F. The address of J.B.F. is 900 Skokie Blvd, Suite 108, Northbrook, IL 60062. These shares are also included in the number of shares beneficially owned by Mr. Sam Gorenstein.

(5) James Rubin is the brother of Stephen D. Rubin. The address of James Rubin is 719 Sycamore Lane, Glencoe, Illinois 60022.

(6) Mr. Rubenstein's address is 200 North LaSalle Street, Suite 2100, Chicago, Illinois 60601. Includes shares of Common Stock issuable upon exercise of options to purchase 16,500 shares of Common Stock.

(7) Mr. Seramur`s address is 260 Barefoot Beach, PH4, Bonita Springs, Florida 34134. Includes shares of Common Stock issuable upon exercise of options to purchase 7,500 shares of Common Stock.

(8) Mr. Jansen's address is 6216 St. Albans Circle, Edina, Minnesota 55439. Includes shares of Common Stock issuable upon exercise of options to purchase 16,500 shares of Common Stock.

(9) Mr. Horn's address is 1408 Shannon, Green Bay, Wisconsin 54304. Includes shares of Common Stock issuable upon exercise of options to purchase 16,500 shares of Common Stock.

(10) Mr. Rothstein's address is Box 2273, Loop Station, Chicago,
     Illinois 60690. Includes shares of Common Stock issuable upon exercise of options to purchase 16,500 shares of Common Stock.

(11) Mr. Spungin's address is 3041 Burgundy Drive N, Palm Beach Gardens, Florida 33410. Includes shares of Common Stock issuable upon exercise of options to purchase 7,500 shares of Common Stock.

(12) Mr. Hess's address is 717 Corning Way, Martinsburg, WV 25401.

(13) Represents shares of Common Stock issuable upon exercise of options.

(14) Includes shares of Common Stock issuable upon exercise of options to purchase 87,000 shares of Common Stock.

PROPOSAL NO. 1


                              ELECTION OF DIRECTORS

         The By-Laws of the Company currently provide that the Board of Directors shall consist of at least six (6) directors to be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their successors are elected and qualified. The Board of Directors currently has nine (9) members. The proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of the nine nominees listed below, unless authority to do so is withheld as provided in the proxy. All nominees are currently members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cause such votes is included in the proxy.

NOMINEES

         The Nominating Committee of the Board of Directors has nominated the following individuals for election, all of whom are currently directors:

         STEPHEN D. RUBIN has served as a director, President and Chairman of the Board of the Company since 1982. Mr. Rubin is responsible for the overall operations of the Company with an emphasis on production, finance and quality control. Previously, Mr. Rubin was the owner and chief operating officer of several other companies which included food, manufacturing and industrial companies. Mr. Rubin received a B.B.A. from the University of Wisconsin and a J.D. from the University of Wisconsin Law School.

         CLARK L. FELDMAN has served as a director and Executive Vice President and Secretary of the Company since 1982. Mr. Feldman has an extensive background in strategic financial planning and marketing and is responsible for all sales personnel, including brokers. Mr. Feldman received a B.S. from Indiana University.

         TERRY W. HESS has served as director and President/Owner of the Virginia Honey Company, a wholly owned subsidiary of the Company acquired in July 2001, since October 1997 and as director of the Company since July 2001. Prior to his purchase of the Virginia Honey Company, Mr. Hess had an extensive background in banking for 18 years, where he was Senior Vice President of One Valley Bank, responsible for nine offices and a 60 million dollar consumer loan portfolio. Mr. Hess is on the United Way Board, American Cancer Board and is a director of Centra Bank, a privately held entity. Mr. Hess is currently responsible for the overall operations of the Virginia Honey Company with an emphasis on sales and production. Mr. Hess attended Shepherd College in Shepherdstown, WV and Louisiana State University Graduate School of Banking.

         MICHAEL HORN has served as a director of the Company since April 1983. For the past seven years, Mr. Horn, as the largest shareholder of Save More Foods Supermarkets and a significant shareholder of Performance Foods of Wisconsin, Inc., has acted in a management advisory role to both companies. Prior to that Mr. Horn was president of the Green Bay Division of Super Value Stores, Inc., a national grocery food wholesaler and distributor. Mr. Horn currently is a managing partner with HMH Development of Green Bay, Wisconsin. Mr. Horn is also a Vice President and a director on the Executive Committee of the Green Bay Packer Hall of Fame. Mr. Horn has a B.A. in business from the University of Minnesota at Duluth.

         NEAL JANSEN has served as a director of the Company since April 1983. Mr. Jansen served as CEO and Chairman of Farm Fresh Catfish Co. From 1990 to 1996, he served as President and CEO of Pies, Inc. and was a major shareholder until it was sold to Flowers Industries in 1991. Prior to 1986 he was President of Gordon Fleming and Associates, a food brokerage company in Minnesota, and a Senior Vice President of Red Owl Stores, Inc., a large Midwestern supermarket chain. Mr. Jansen currently is CEO and Chairman of the Board of Lettieri's, Inc., a manufacturer of authentic Italian foods. Mr. Jansen received a B.A. from St. Norbert College and an M.B.A. from Michigan State University.

         STEVEN A. ROTHSTEIN has served as a director of the Company since May 1, 1997. Mr. Rothstein was Chairman of the Board of National Securities Corporation, a securities broker-dealer from 1995 to 2001. He was Chairman of the Board of Olympic Cascade Financial Corp., a publicly held company. Mr. Rothstein currently is a director of SigmaTron International, Inc. and Gateway Data Science Corporation, both of which are publicly held companies. Mr. Rothstein has a B.A. from Brown University in Providence, Rhode Island.

         JEFFREY C. RUBENSTEIN has been a Director of the Company since September 1986. Since 1991, Mr. Rubenstein has been a senior principal in the law firm of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., an Illinois professional corporation, which is counsel to the Company. Mr. Rubenstein is a Director of Home Products International, Inc., a publicly held company, and a number of privately held firms. Mr. Rubenstein has a B.A. from the University of Michigan, a J.D. from the University of Michigan Law School, and an L.L.M. from the John Marshall Law School.

         JOHN C. SERAMUR has been a Director of the Company since May 2000. Mr. Seramur is retired. From 1965-1997, he served as President and CEO of First Financial Corporation or one of its predecessor companies, which merged with Associated Banc Corp., a bank holding company. He is director and Vice Chairman of Associated Bank Corp. Mr. Seramur has a B.S. in business administration from Marquette University.

         JOEL D. SPUNGIN has been a Director of the Company since May 2000. Since 1995 Mr. Spungin has been Managing Partner of DMS Enterprises, a consulting and management advisory partnership. From 1994 to 1999, he served as Chairman Emeritus, and from 1988 to 1995, Chairman and Chief Executive Officer, of United Stationers Inc. Mr. Spungin is a director of Home Products International, Inc. and AAR Corporation, each of which is a publicly held company. Mr. Spungin has a B.S. in business administration from Roosevelt University.


COMMITTEES AND ATTENDANCE

         The Board of Directors met eight times during the year ended December 31, 2001. Each of the directors attended at least 75% of the meetings of the Board of Directors and of each committee of the Board of Directors held, of which he was a member, during the last fiscal year. The Audit Committee, comprised of directors Neal Jansen, Jeffrey C. Rubenstein, and John Seramur, met five times during this period. The Audit Committee oversees the activities of the Company's independent auditors. The Audit Committee has adopted a written charter. All members of the Audit Committee are independent, as independence is defined in Section 121(A) of the American Stock Exchange listing standards. The Compensation Committee, comprised of all non-employee directors, met three times during this period. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees. The Nominating Committee, comprised of Mr. Rubin (Chairman) and Messrs. Feldman and Rubenstein, met one time. Mr. Rubenstein is a non-employee director and Messrs. Feldman and Rubin are employee directors. The Nominating Committee makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors, the qualifications of potential new directors and the formation of a slate of directors to stand for election at each Annual Meeting of Stockholders.

The Nominating Committee will consider Board nominees recommended by stockholders who submit their recommendations to Clark L. Feldman, secretary of the Company, at the Company's principal executive offices, in writing prior to January 1 of each year.


COMPENSATION OF DIRECTORS

         Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Non-employee directors are paid a fee of $1,000 for each Board of Directors meeting, and $50 for each committee meeting attended in conjunction with each Board meeting, and $500 for each committee meeting attended separate from a Board meeting. During 2001, each non-employee director was granted an option to purchase 2,500 shares of Common Stock at an exercise price of $1.50 per share, the Fair Market Value (as defined in the Company's 1996 Stock Option Plan for Non-employee Directors) on the date of grant. In addition, Messrs. Seramur and Spungin were granted an option to purchase 3,000 shares of common stock each at an exercise price of $2.75 per share, the Fair Market Value on the date of the grants, due to a miscalculation on shares previously issued in 2000 (each non-employee director was granted an option to purchase 5,000 shares of Common Stock whereas Messrs. Seramur and Spungin were only granted an option to purchase 2,000 shares of Common Stock each).

         The Company's 1996 Stock Option Plan for Non-Employee Directors provides for grants of stock options to non-employee directors of the Company. Under the Plan, as amended in 2001, each director receives options to purchase
(i) 5,000 shares of Common Stock on the first business day after the date of election or appointment to the Board at a purchase price equal to the fair market value (as defined in the plan) of the Common Stock on the date of grant and (ii) 5,000 shares of Common Stock as of the first business day of each fiscal year at a purchase price equal to the fair market value of the Common Stock on the date of grant. The maximum number of shares of Common Stock that may be issued to such persons upon the exercise of options granted under the Plan is 175,000.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES SET FORTH HEREIN.




PROPOSAL NO. 2

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected BDO Seidman, LLP as independent certified public accountants for the Company for 2002. BDO Seidman, LLP has been engaged as the Company's independent auditors since January 1995. The ratification of the selection of independent certified public accountants is not required by the Company's bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice.

         If the appointment of BDO Seidman, LLP as independent auditors for 2002 is not approved by the stockholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the year 2002 will stand unless the Board finds other good reason for making a change.

         Representatives of BDO Seidman, LLP are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely upon the Company's review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that the following filings were late in fiscal year 2001: (i) each of Michael Horn, Neal Jansen, Steven Rothstein, Jeffrey Rubenstein, John Seramur and Joel Spungin, directors of the Company, filed one late Form 4 in June 2001 reporting the Company's issuance to them of options to purchase shares of Common Stock in January 2000; (ii) Clifford Bolen, Vice President and Chief Financial Officer of the Company, filed one late Form 4 in March 2001 reporting the Company's issuance to him of options to purchase shares of Common Stock in December 2000; and (iii) Terry Hess, a director of the Company and Chief Executive Officer of Virginia Honey Company, filed one late Form 3 in December 2001 to report that he had become a director and executive officer on August 15, 2001.


                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation awarded to the chief executive officer and each other executive officer of the Company serving at the end of fiscal year 2001 whose aggregate compensation for services in all capacities rendered during the year ended December 31, 2001 exceeded $100,000 (the "NAMED EXECUTIVE OFFICERS").

SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                 ANNUAL COMPENSATION                  COMPENSATION(5)
                                       -----------------------------------------    --------------------
                                                                                        SECURITIES
                                                                                        UNDERLYING             ALL OTHER
   NAME AND PRINCIPAL POSITION            YEAR          SALARY          BONUS             OPTIONS           COMPENSATION(6)
----------------------------------     -----------    ------------    ---------     -------------------- --------------------
Stephen D. Rubin                          2001         $240,030       $ 48,006               --                  $24,320
President and Director                    2000         $228,600       $ 27,479               --                  $24,320
                                          1999         $227,092       $ 33,421               --                  $24,220


Clark L. Feldman                          2001         $240,030       $ 48,006               --                  $16,832
Executive Vice President,                 2000         $228,600       $ 27,479               --                  $17,082
   Secretary and Director                 1999         $227,092       $ 33,421               --                  $16,732


Clifford K. Bolen                         2001         $125,000       $ 25,000           10,000(3)                  --
Vice President and                        2000(1)      $ 14,423       $  1,878           30,000(4)                  --
   Chief Financial Officer


Terry W. Hess                             2001(2)      $150,000          --                  --                  $ 3,177
Chief Executive Officer of
   Virginia Honey and Director


--------------------

(1)   Mr. Bolen began his employment with the Company on November 15, 2000.

(2) Mr. Hess's compensation under terms of his employment agreement with Virginia Honey became effective July 1, 2001.

(3) Such options, exercisable at $2.65 per share, vest in increments of 2,000 shares on each of December 5, 2002, 2003, 2004, 2005, and 2006.

(4) Such options, exercisable at $1.75 per share, vest in increments of 6,000 shares on each of December 14, 2001, 2002, 2003, 2004, and 2005.

(5) At December 31, 2001, the executive officers as a group, held 1,867,505 shares of restricted stock with a market value of $7,470,020.

(6) In 2001, All Other Compensation is comprised of $5,850 for Company 401(k) matching contributions and $38,479 of Company paid term life insurance premiums.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information on options granted to the Named Executive Officers in fiscal 2001.

------------------------------------------------------------------------------------------------------------------
                                                          INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------
                                               PERCENT OF TOTAL
                      NUMBER OF SECURITIES    OPTIONS GRANTED TO
                       UNDERLYING OPTIONS     EMPLOYEES IN FISCAL       EXERCISE OR BASE
NAME                      GRANTED (#)                YEAR                 PRICE ($/SH)       EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------
Clifford K. Bolen           10,000(1)                28.6%                  $2.65             12/05/2011
------------------------------------------------------------------------------------------------------------------

--------------

(1) Such options vest in increments of 2,000 shares on each of December 5, 2002, 2003, 2004, 2005, and 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides information on option exercises in fiscal 2001 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2001.


                                         ---------------------------------------------------------------
                                         NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN THE
                                              UNEXERCISED OPTIONS AT            MONEY OPTIONS AT
                                                 DECEMBER 31, 2001            DECEMBER 31, 2001 ($)
--------------------------------------------------------------------------------------------------------
                       SHARES
                    ACQUIRED ON     VALUE
NAME                  EXERCISE     REALIZED   EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
Clifford K. Bolen       --            --         6,000           34,000          $13,500        $67,500
--------------------------------------------------------------------------------------------------------


EMPLOYMENT AGREEMENTS

         On March 23, 1999, the Company extended the expiration dates of the employment agreements with both Mr. Stephen D. Rubin and Mr. Clark L. Feldman to December 31, 2002. On January 16, 1997, the Company entered into three-year employment agreements with both Stephen D. Rubin and Clark L. Feldman (the "EMPLOYMENT AGREEMENTS"). The terms of the Employment Agreements are identical except for the capacities in which Mr. Rubin and Mr. Feldman are employed. Under the Employment Agreements, the Company agrees to employ Mr. Rubin as its President and Mr. Feldman as its Executive Vice President, each at a salary of $215,000 per year (adjusted for cost of living increases) plus certain additional perquisites, not to exceed $30,000 per year, including, among other things, a car payment allowance, reimbursement of country club or health club membership dues and expenses, the right to designate a charitable contribution to be paid by the Company and a non-accountable business expense allowance. The Employment Agreements also provide that Mr. Rubin and Mr. Feldman may receive an annual bonus based on Company and individual performance as determined by the compensation program adopted by the Board of Directors and the Compensation Committee. The Employment Agreements provide for termination of Mr. Rubin or Mr. Feldman (i) for "cause" as defined in the Employment Agreements, (ii) upon Mr. Rubin's or Mr. Feldman's death or "total disability," as defined in the Employment Agreements, or (iii) if Mr. Rubin or Mr. Feldman terminates his employment because of a breach of the Employment Agreements by the Company. The Employment Agreements contain provisions that restrict Mr. Rubin's and Mr. Feldman's ability to compete with the Company or solicit its employees or customers for a specified period following the termination of their employment.

         The Company entered into an employment agreement with Terry W. Hess of Virginia Honey in conjunction with the purchase of Virginia Honey. The agreement extends to December 31, 2004 and calls for him to receive a salary of $300,000 per year with, at the sole discretion of Virginia Honey's Board of Directors, a maximum raise equal to the percentage increase in the cost of living index.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to the initial purchase of the Company from Dean Foods in 1982, the Company borrowed money at an interest rate of 10% per annum from certain officers, directors and Company stockholders, evidenced by ten-year unsecured promissory notes entered into in March, 1982 (the

"ORIGINAL NOTES"). The Original Notes were paid in full by the Company in February, 2002. The Original Notes issued to current officers, directors and principal stockholders of the Company were in the following original principal amounts: (i) Stephen D. Rubin - $98,591; (ii) Clark L. Feldman - $49,483; (iii) Sam Gorenstein - $20,894; (iv) David Gorenstein - $20,894; and (v) James Rubin - $24,741. The Company borrowed additional amounts at an interest rate of 8% per annum, evidenced by promissory notes dated February 1, 1993 (the "1993 NOTES"). The original principal amounts of the 1993 Notes issued to current officers, directors and principal stockholders of the Company were: (i) Stephen D. Rubin - $52,500; (ii) Clark L. Feldman - $26,250; (iii) Sam Gorenstein - $11,037; (iv) David Gorenstein - $11,037; and Jeffrey C. Rubenstein - $3,750. Such 1993 Notes were repaid in May, 2000.

         Mr. Jeffrey C. Rubenstein, a director of the Company, is a senior principal with the law firm of Much Shelist Freed Denenberg Ament & Rubenstein P.C. which is the Company's general counsel.

         Except as described above, the Company is not a party to any other material transactions of the type required to be described herein.

                             AUDIT COMMITTEE REPORT

         The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

         The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by BDO Seidman.

         In this context, the Audit Committee of the Board of Directors has:

         - Reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2001;

         - Discussed with BDO Seidman, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

         - Received and reviewed the written disclosures and the letter from BDO Seidman required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board; and

         -    Discussed with BDO Seidman its independence.

         In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

                                   Neal Jansen
                              Jeffrey C. Rubenstein
                                  John Seramur

         Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year were $90,774.

         All Other Fees. The aggregate fees billed for services rendered by BDO Seidman, other than services covered under "Audit Fees", for the fiscal year ended December 31, 2001 were $15,000.

         The Audit Committee believes that the provision of the services covered under "All Other Fees" above is compatible with maintaining the independence of BDO Seidman.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders accompanies this Proxy Statement.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's 2003 annual meeting of stockholders must be received by the Company not later than December 5, 2002, at the Company's principal executive offices at 2222 West Lake Street, Chicago, Illinois 60612. With respect to the Meeting, proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend when a stockholder raises any proposal which is not included in these proxy materials for consideration at the Meeting if the Company did not receive proper notice of such proposal at its principal executive offices by March 5, 2002. Proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend at the Company's annual meeting of stockholders to be held in 2003 if a stockholder raises any proposal which is not included in the proxy materials for such meeting and the Company does not receive proper notice of such proposal at its principal executive offices by February 25, 2003.


                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                                     For the Board of Directors,



                                                     Stephen D. Rubin
                                                     Chairman of the Board

Chicago, Illinois
April 8, 2002

                            VITA FOOD PRODUCTS, INC.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING TO BE HELD ON MAY 16, 2002


     The undersigned hereby constitutes and appoints Stephen D. Rubin and Clark
L. Feldman, and each of them, with full power to act with or without the other and with full power of substitution, his or her true and lawful agents and proxies to represent the undersigned at the Annual Meeting of Shareholders of Vita Food Products, Inc. (the "Company") to be held on May 16, 2002, at 9:00 A.M., and at any adjournments or postponements thereof, to vote all shares of the undersigned at such meeting as specified herein and, in their best judgment, on any other business that may properly come before such meeting. The undersigned acknowledges receipt of the Proxy Statement related to such Meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND IN FAVOR OF THE RATIFICATION OF BDO SIEDMAN LLP AS THE COMPANY'S AUDITOR FOR THE FISCAL YEAR 2002.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            VITA FOOD PRODUCTS, INC.

                                  MAY 16, 2002








               \/ Please Detach and Mail the Envelope Provided \/

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.



                   FOR ALL
               NOMINEES (EXCEPT    WITHHELD              THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR
               AS MARKED TO THE    FROM ALL            THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.
                CONTRARY BELOW)     NOMINEES   NOMINEES:                                                      FOR  AGAINST  ABSTAIN
                                                   Stephen D. Rubin       2. To ratify the selection of
1. ELECTION                                        Clark L. Feldman          BDO Siedman, LLP as independent  [ ]     [ ]     [ ]
   OF                 [ ]             [ ]          Jeffrey C. Rubenstein     public accountants of the
   DIRECTORS                                       Neal Jansen               Company for the year ending
                                                   Michael Horn              December 31, 2002.
                                                   Steven A. Rothstein
(INSTRUCTION: To withhold authority, to vote for   John C. Seramur        "NOTE" IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO
any nominee, write such nominee's name(s)          Joel D. Spungin        VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
below.)                                            Terry W. Hess          THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                                          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD
------------------------------------------------                          PROMPTLY IN THE ENCLOSED ENVELOPE.









Signature:                                  Date:                     Signature:                              Date:
           --------------------------------       -------------------           -----------------------------      -----------------

NOTE: Please sign exactly as your name appears herein. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If a corporation, please sign by president or other authorized officer and indicate title.
If shares are registered in the names of joint tenants or trustees, each tenant or trustee is required to sign.